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                                                                    EXHIBIT 11.1

                                   STAC, INC.
                         COMPUTATION OF LOSS PER SHARE
                    (in thousands, except per share amounts)



                                                                   Year Ended September 30,
                                                         -------------------------------------------
                                                            1996            1995             1994
                                                         ----------     -----------       ----------

Primary loss per share:

Net income (loss)                                         $ (1,675)        $  1,496        $    333

Less preferred dividends                                       168            1,598             449
                                                          --------         --------        --------
Net loss available for common                             $ (1,843)        $   (102)       $   (116)
 shareholders                                             ========         ========        ========

Common and common stock
 equivalent shares outstanding                              30,068           25,391          24,643


Net loss per share, primary                               $   (.06)         $   .00        $    .00

Fully diluted loss per share:

Net income (loss)                                         $ (1,675)         $ 1,496        $    333

Less preferred dividends                                                      1,598             449
                                                          --------          -------        --------
Net loss available for common
 shareholders                                             $ (1,675)         $  (102)       $   (116)
                                                          ========          =======        ========
Common and common stock
 equivalent shares outstanding                              30,585           25,391          24,643


Net loss per share, fully diluted                         $   (.05)         $   .00        $    .00
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